AMENDMENT TO FUND PARTICIPATION AGREEMENT
                  (1st revised edition - effective May 1, 2006)

The Fund Participation Agreement dated May 1, 2002 by and between Allianz Life Insurance Company of North America, Dreyfus Investment Portfolios and Dreyfus Stock Index Fund, Inc. (formerly known as "The Dreyfus Life and Annuity Index Fund [d/b/a The Dreyfus Stock Index Fund]") is hereby amended by deleting the existing Exhibits and inserting in lieu thereof the following:

 EXHIBIT A                                                           EXHIBIT B
-----------------------------           ----------------------------------------
SEPARATE ACCOUNT:                       LIST OF PARTICIPATING FUNDS:
o Allianz Life Variable Account A       o Dreyfus Investment Portfolios: Small
o Allianz Life Variable Account B         Cap Stock Index Portfolio - Service
                                          Shares
                                        o Dreyfus Stock Index Fund, Inc. -
                                          Initial Shares
                                        o Dreyfus Stock Index Fund, Inc. -
                                          Service Shares
CONTRACTS:
o Allianz Alterity
o Allianz Charter II
o Allianz Dimensions
o Allianz High Five
o Allianz High Five Bonus
o Allianz High Five L
o Allianz Rewards
o Valuemark II
o Valuemark III
o Valuemark IV
o Valuemark Income Plus
o Valuemark Life
o Allianz LifeFund



IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this amendment to the participation agreement as of May 1, 2006.

ON BEHALF OF THOSE DREYFUS FUNDS LISTED ABOVE AS PARTIES TO THIS AGREEMENT

By: /S/MICHAEL A. ROSENBERG
-----------------------------
Name: MICHAEL A. ROSENBERG
-----------------------------
Title:     SECRETARY
-----------------------------

ALLIANZ LIFE INSURANCE C ANY OF NORTH AMERICA

By: /S/STEWART D. GREGG
-----------------------------
Name: STEWART GREGG
-----------------------------
Title:     ASSISTANT SECRETARY AND SENIOR SECURITIES COUNSEL
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